Exhibit 11.1

Consent of Independent AUDITORS

We consent to the use, in this Form SA, of our Independent Auditors’ Report dated December 12, 2023, related to the consolidated financial statements of Investment Grade R.E. Income Fund, L.P. as of June 30, 2023, and for the six months then ended.

/s/ dbbmckennon

Newport Beach, California

February 20, 2024